UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2007 (September 20, 2007)

HUNTSMAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32427	42-1648585
(Commission File Number)	(IRS Employer Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 584-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Agreement to Settle Litigation

As previously disclosed, from July 5 to July 13, 2007, four stockholder class action complaints were filed against Huntsman Corporation (the “Company”) and its directors in connection with the then-proposed sale of the Company to Basell AF (“Basell”) and the receipt of a superior proposal from Hexion Specialty Chemicals, Inc. (“Hexion”).  Three actions were filed in Delaware:  Cohen v. Archibald, et al., No. 3070, in the Court of Chancery for the State of Delaware (filed July 5, 2007); Augenstein v. Archibald, et al., No. 3076, in the Court of Chancery for the State of Delaware (filed July 9, 2007); and Murphy v. Huntsman, et al., No. 3094, in the Court of Chancery for the State of Delaware (filed July 13, 2007).  Another action was filed in Texas:  Schwoegler v. Huntsman Corporation, et al., Cause No. 07-07-06993-CV, in the 9th Judicial District Court of Montgomery County, Texas (filed July 6, 2007).  As subsequently amended, these lawsuits together allege that the Company and its directors breached their fiduciary duties to the stockholders by, among other things, engaging in an unfair sales process, approving an unfair price per share for the merger with Hexion, and making inadequate disclosures to stockholders, and that Basell, Hexion and MatlinPatterson entities aided and abetted these breaches of fiduciary duty.  The lawsuits seek to enjoin the stockholder vote on the Hexion merger.

On September 20, 2007, the parties entered into a Memorandum of Understanding with plaintiffs’ counsel in the Delaware and Texas actions to settle the lawsuits.  As part of the proposed settlement, the defendants deny all allegations of wrongdoing, but defendant Huntsman agreed to make certain additional disclosures in the final proxy statement that was mailed to its stockholderson or about September 14, 2007.  In connection with the settlement, the parties also reached an agreement with respect to any application that the plaintiffs’ counsel will make for an award of customary attorneys’ fees and expenses to be paid following the completion of the merger.  The settlement is subject to customary conditions, including court approval of the terms of the settlement following notice to members of the proposed settlement class.  If finally approved by the court, the settlement will resolve all claims that were brought on behalf of the proposed settlement class in connection with the merger, the Agreement and Plan of Merger, dated as of July 12, 2007, among the Company, Hexion and a wholly owned subsidiary of Hexion (the “Merger Agreement”), the adequacy of the merger consideration, the negotiations preceding the Merger Agreement, the adequacy and completeness of the disclosures made in connection with the merger, and any actions of the individual defendants in the events listed above, including any alleged breach of fiduciary duties by any of the defendants, or the aiding and abetting thereof.  The settlement will not affect stockholders’ appraisal rights, if available, pursuant to Section 262 of the General Corporation Law of the State of Delaware.

The Memorandum of Understanding will be null and void and of no force and effect if the merger is not consummated, the Delaware actions are not dismissed or the Texas court does not give final approval of the settlement and dismiss the Texas action with prejudice for any reason.

The settlement will not affect the timing of the merger or the amount of merger consideration to be paid in the merger.  Under the terms of the Memorandum of Understanding, the terms of the proposed settlement will not be presented to the court for approval until the merger is consummated.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”), which definitive proxy statement has been mailed to its stockholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents by directing a request by mail or telephone to Huntsman Corporation Investor Relations, 500 Huntsman Way, Salt Lake City, Utah 84108, telephone: (801) 584-5700 or on the company’s website at http://www.huntsman.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

Date: September 21, 2007	By:	/s/ JOHN R. HESKETT
	Name:	John R. Heskett
	Title:	Vice President, Corporate Development and Investor Relations